POWER OF ATTORNEY

John R. Beran

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Jon W.

Bilstrom, Nicole V. Gersch, Jessica M. Pfeiffer,

and Robert W. Spencer, Jr., signing singly, the

undersigned's true and lawful attorney-in-fact

to:

(1) execute for and on behalf of the

undersigned, in the undersigned's capacity as

an officer and/or director of Comerica

Incorporated (the "Company"), Forms 3, 4 and 5

in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules

thereunder;

(2) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of the Company, documents necessary to

facilitate the filing of Forms 3, 4 and 5;

(3) do and perform any and all acts for and

on behalf of the undersigned which may be

necessary or desirable to complete and execute

any such Form 3, 4 or 5 and timely file such

form with the United States Securities and

Exchange Commission and any stock exchange or

similar authority; and

(4) take any other action of any type

whatsoever in connection with the foregoing

which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of,

or legally required by, the undersigned, it

being understood that the documents executed

by such attorney-in-fact on behalf of the

undersigned pursuant to this Power of Attorney

shall be in such form and shall contain such

terms and conditions as such attorney-in-fact

may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such

attorney-in-fact full power and authority to do

and perform any and every act and thing

whatsoever requisite, necessary, or proper to be

done in the exercise of any of the rights and

powers herein granted, as fully to all intents

and all purposes as the undersigned might or

could do if personally present, with full power

of substitution or revocation, hereby ratifying

and confirming all that such attorney-in-fact,

or such attorney-in-fact's substitute or

substitutes, shall lawfully do or cause to be

done by virtue of this power of attorney and

the rights and powers herein granted.  The

undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such

capacity at the request of the undersigned,

are not assuming, nor is the Company assuming,

any of the undersigned's responsibilities to

comply with Section 16 of the Securities

Exchange Act of 1934.

The termination of any attorney-in-fact's

employment by the Company, however caused,

shall operate as a termination of his or her

powers and authorities hereunder, but shall

not affect the powers and authorities herein

granted to any other party.

This Power of Attorney shall remain in full

force and effect until the undersigned is no

longer required to file Forms 3, 4 and 5

with respect to the undersigned's holdings

of and transactions in securities issued by

the Company, unless earlier revoked by the

undersigned in a signed writing delivered

to the foregoing attorneys-in-fact at the

then current mailing address of the

Corporate Legal Department of Comerica

Incorporated.

All Powers of Attorney previously granted

in connection with the foregoing matters

hereby are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has

caused this Power of Attorney to be

executed and made effective as of this

25th day of July, 2006.

/s/ John R. Beran

John R. Beran